Exhibit 10.11

November 12, 2024

Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D

Portland, OR 97211

Ladies and Gentlemen:

This letter (the “Agreement”) constitutes the agreement between Joseph Gunnar & Co., LLC (“Joseph Gunnar” or the “Placement Agent”) and Eastside Distilling, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), that Joseph Gunnar shall serve as the exclusive placement agent for the Company, on a “commercially reasonable efforts” basis, in connection with the proposed placement (the “Placement”) of up to $1,921,200 in principal amount of senior secured non-interest bearing notes (“Notes”) (representing aggregate subscription amounts from purchasers of $1,601,000, based on a 20% original issue discount on the Notes) and warrants (“Warrants”) to shares of common stock, $0.0001 par value per share (“Warrant Shares”), of the Company. The Notes, Warrants, and Warrant Shares are collectively referred to herein as the “Securities.”

The terms of the Placement shall be mutually agreed upon by the Company, Joseph Gunnar and the purchasers of the Notes and Warrants (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that Joseph Gunnar would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company or the Purchasers in connection with the Placement (including but not limited to the Purchase Agreement as defined below) shall be collectively referred to herein as the “Transaction Documents.” The closing of the sale of Securities, pursuant to the Placement shall be referred to herein as (the “Closing”). The Company expressly acknowledges and agrees that Joseph Gunnar’s obligations hereunder are on a commercially reasonable efforts basis only and that the execution of this Agreement does not constitute a legal or binding commitment by Joseph Gunnar to purchase the Securities or introduce the Company to investors and does not ensure the successful placement of the Securities or any portion thereof or the success of Joseph Gunnar with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by a purchase agreement (the “Purchase Agreement”) by and among the Company and such Purchasers in a form reasonably acceptable to the Company and Joseph Gunnar. Prior to the signing of the Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1. COMPENSATION. As compensation for the services provided by Joseph Gunnar hereunder, the Company agrees to pay to Joseph Gunnar:

(A) A cash fee payable in U.S. dollars equal to the sum of (i) ten percent (10.0%) of the gross proceeds that the Company receives for the purchase of the Securities from Purchasers, in the Placement from the sale of the Securities at the Closing (in the aggregate, the “Cash Compensation”). The Cash Compensation shall be paid at the Closing from the gross proceeds of the Securities sold.

(B) Reserved.

(C) Subject to compliance with FINRA Rule 5110(f)(2)(D) and the closing of the Placement, the Company also agrees to reimburse Joseph Gunnar for all of Joseph Gunnar’s actual out-of-pocket accountable expenses upon receipt of reasonably acceptable evidence of such expenditures, including the reasonable fees of legal counsel of Joseph Gunnar of $50,000 at the Closing.

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(D) The Placement Agent reserves the right to reduce any item of compensation or adjust terms thereof as specified therein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the representations and warranties (together with any related disclosures in the disclosure schedules appended thereto) made by the Company to the Purchasers in the Transaction Documents, is hereby incorporated herein by reference (as though fully restated herein including the related disclosure schedules) and is, as of the date of this Agreement, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants to the Placement Agent that:

(A) (i) the Company has the requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms, except (x) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (z) insofar as indemnification and contribution provisions may be limited by applicable law; and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (y) the Company’s articles of incorporation or by-laws or (z) any agreement to which the Company is a party or by which any of its property or assets is bound that would result in the creation of any material lien upon the property or other assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement to which the Company is a party or by which any property or asset of the Company is bound, except such as would not reasonably be expected to result in a material adverse effect to the Company.

(B) To the knowledge of the Company, all disclosure provided by or on behalf of the Company to the Placement Agent regarding the Company, its business and the transactions contemplated hereby, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to any statements or omissions made solely in reliance on and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof.

(C) The Company has not taken and will not take any action, directly or indirectly, so as to cause the Placement not to be entitled to the exemption from registration afforded by Section 4(a)(2) and/or Rule 506(b) of the Securities Act of 1933, as amended (the “Act”). In effecting the Placement, the Company agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements).

(D) The Securities, upon issuance in accordance with the terms herein, will be issued in compliance with all applicable federal and state securities laws. The Warrant Shares issuable upon exercise of the Warrants have been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrants and payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

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SECTION 3. REPRESENTATIONS OF JOSEPH GUNNAR. Joseph Gunnar represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by Joseph Gunnar, (iv) is a limited liability company validly existing under the laws of its place of incorporation or formation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. Joseph Gunnar will immediately notify the Company in writing of any change in its status as such. Joseph Gunnar covenants that it will use its commercially reasonable efforts to conduct the Placement in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder shall be until the earlier of (i) November 29, 2024 and (ii) the Closing of the Placement (such date, the “Termination Date” and the period of time during which this Agreement remains in effect is referred to herein as the “Term”); provided, however, that any party hereto may terminate this Agreement upon ten (10) days written notice to the other party. Notwithstanding anything to the contrary contained herein, the provisions concerning any obligation of the Company to pay any fees pursuant to Section 1 hereof, any expense reimbursement pursuant to Section 1 hereof, confidentiality, indemnification and contribution, or Right of First Refusal contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement on the terms thereof. If this Agreement is terminated prior to the completion of the Placement, all fees and expense reimbursement due to the Placement Agent, if any, shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date).

SECTION 6. CONFIDENTIAL INFORMATION. The Placement Agent agrees not to use any confidential information concerning the Company provided to such Placement Agent by the Company for any purposes other than those contemplated under this Agreement and, except as otherwise required by applicable law, rule or regulation, the Placement Agent will not disclose or otherwise refer to any confidential information in any manner without the Company’s prior written consent. The Company agrees that any information or advice rendered by Joseph Gunnar in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by applicable law, rule or regulation, the Company will not disclose or otherwise refer to the advice or information in any manner without Joseph Gunnar’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification provisions hereof. The Company acknowledges and agrees that Joseph Gunnar is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Joseph Gunnar hereunder, all of which are hereby expressly waived.

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SECTION 8. CLOSING. The obligations of the Placement Agent hereunder, and the Closing of the sale of the applicable Securities pursuant to the Purchase Agreement, are subject to the accuracy, when made and on the date of the Closing, of the representations and warranties on the part of the Company and its subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent or by the Company:

(A) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that such counsel may reasonably request to enable them to pass upon such matters.

(B) The Placement Agent shall have received, as of the Closing, the written opinion from Nason, Yeager, Gerson, Harris & Fumero, P.A. as legal counsel to the Company, dated as of the Closing, addressed to the Placement Agent in a form and substance reasonably acceptable to Joseph Gunnar.

(C) Reserved.

(D) Except as set forth in or contemplated by the Purchase Agreement for the Placement of the Securities (i) the Company shall not have sustained, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree nor (ii) there shall have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, financial condition, or results of operations of the Company and its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement.

(E) Reserved.

(F) Subsequent to the execution and delivery of this Agreement and up to the Closing, there shall not have occurred any of the following: (i) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (ii) the United States has become engaged in hostilities in which it is not currently engaged, the subject of a significant act of terrorism, an escalation in hostilities involving the United States, or a declaration of a national emergency or war by the United States, or (iii) any other national calamity or crisis, if the effect of any such event in clause (ii) or (iii) makes it, in the reasonable judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement.

(G) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing, prevent the issuance or sale of the Securities or materially adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing which would prevent the issuance or sale of the Securities or materially adversely affect the business or operations of the Company.

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(H) The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

(I) On or prior to the Closing, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

(J) Reserved.

(K) Reserved.

(L) The Placement Agent shall have completed its due diligence investigation of the Company to the satisfaction of the Placement Agent and its counsel, including without limitation, its due diligence investigation and analysis of: (i) the Company’s officers, directors, employees, affiliates, customers and suppler; and (ii) the Company’s audited historical financial statements as may be required by the Act and rules and regulations of the Commission thereunder; and (iii) the Company’s prospects.

(M) FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement that may not otherwise be cured. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, an issuer filing with FINRA pursuant to FINRA Rule 5123 with respect to the Placement and pay filing fees required in connection therewith, if any.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 9. COVENANTS AND OBLIGATIONS.

(A) Unless the Company terminates this Agreement for Good Reason or by payment of the Termination Fee, the Placement Agent shall be entitled to the compensation set forth in Section 1.

(B) The Placement Agent shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the later of the termination of this Agreement or the Closing of the Placement, to act as sole investment banker, sole book-runner, sole placement agent, or sole advisor, whichever is applicable and at the Placement Agent’s sole discretion, for each and every public equity and debt offering (each, a “Subject Transaction”), during such twelve (12) month period, by the Company, or any successor to or any current or future subsidiary of the Company, on terms no worse than the terms provided by any other bank selected by the Company. The Placement Agent shall notify the Company of its decision to exercise its Right of First Refusal within three (3) Business Days of receipt of written terms of a Subject Transaction. If the Placement Agent is engaged for any Subject Transaction, then the Placement Agent shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. The Placement Agent’s decision not to act in any such roles for any Subject Transaction shall not be deemed a waiver of this Section 9(B). For the avoidance of any doubt, in the event of a closing of the Placement, the Company shall not retain, engage or solicit any additional investment bankers, book-runners, underwriters and/or placement agents in a Subject Transaction without the express written consent of the Placement Agent during such twelve (12) month period.

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(C) As used herein, the term “Good Reason” means: (i) the failure of the Placement Agent to proceed with the Placement in good faith, (ii) gross negligence or willful misconduct of the Placement Agent, (iii) the occurrence of any domestic or international event or act or occurrence which materially disrupts, or in the Placement Agent’s sole opinion will, in the immediate future, materially disrupt, general securities markets in the United States, (iv) the Company will have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss will have been insured, will, in Placement Agent’s sole judgment make it inadvisable to proceed with this Placement.

SECTION 10. GOVERNING LAW. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York. The Company and the Placement Agent each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and the Placement Agent further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

SECTION 11. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification provisions) embody the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated July 9, 2024 (“Engagement Agreement”), by and between the Company and the Placement Agent shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Joseph Gunnar and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof. The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representations and warranties, and applicable covenants set forth in any such purchase, subscription or other agreement with the Purchasers in the Placement. All amounts stated in this Agreement are in US dollars unless expressly stated.

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SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the third Business Day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, from and after the Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense, provided such publicizing shall not impact the Company’s ability to conduct the Placement pursuant to all applicable securities laws.

SECTION 14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement or any obligations or rights hereunder may not be assigned without the other party’s prior written consent.

SECTION 15. HEADINGS; LANGUAGE. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The official language of this Agreement is the English language and it shall be interpreted in the English language for all purposes.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Joseph Gunnar the enclosed copy of this Agreement.

Very truly yours,
JOSEPH GUNNAR & CO., LLC

By:
Name:	Stephen Stein
Title:	President

Address for notice:

1000 RXR Plaza
Uniondale, New York 11556
Attention:	Stephan Stein
Email:

Accepted and agreed to as of the date first written above:

EASTSIDE DISTILLING, INC

By:
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

Address for notice:

2321 NE Argyle Street, Unit D
Portland, OR 97211
email:

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